                                                                    EXHIBIT 25.1


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                            -------------------------

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                            -------------------------

                    U.S. TRUST COMPANY, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

                                   95-4311476
                                (I.R.S. employer
                               Identification No.)

     515 South Flower Street, Suite 2700
     Los Angeles, CA                                   90071
     (Address of principal                          (Zip Code)
     executive offices)

                                 KAREN YAMAMOTO
                       515 South Flower Street, Suite 2700
                          Los Angeles, California 90071
                                 (213) 861-5000

  (Name, address, including zip code and telephone number of agent for service)

                          ----------------------------

                               RADISYS CORPORATION
               (Exact name of obligor as specified in its charter)

                 OREGON                                        93-0945232
      (State or other jurisdiction                         (I.R.S. Employer
   of incorporation or organization)                      Identification No.)

                           5445 NE Dawson Creek Drive
                             Hillsboro, Oregon 97124
                 (Address of principal chief executive offices)

                    5 1/2 % Convertible Subordinated Notes Due
                      2007 (Title of indenture securities)

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GENERAL
-------

1.       General Information.
         -------------------

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                  Comptroller of the Currency
                  490 L'Enfant Plaza East, S.W.
                  Washington, D.C.  20219

                  Federal Deposit Insurance Corporation
                  550 17th Street, N.W.
                  Washington, D.C.  20429

                  Federal Reserve Bank (12th District)
                  San Francisco, California

         (b) Whether it is authorized to exercise corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

2.       Affiliations with the Obligor
         -----------------------------

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15.

         The obligor currently is not in default under any of its outstanding securities for which U.S. Trust Company, National Association is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15
of Form T-1 are not required under General Instruction B.

16.      List of Exhibits
         ----------------

         T-1.1 - A copy of the Articles of Association of U.S. Trust Company, National Association currently in effect; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 333-59485.

         T-1.2 - A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association, incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 33-33031.

         T-1.3 -A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2) above, incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 33-33031.

         T-1.4 - A copy of the By-Laws of U.S. Trust Company, National Association, as amended to date; incorporated by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 33-54136.


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         T-1.6 - The consent of the trustee required by Section 321(b) of the
Trust Indenture Act of 1939; incorporated herein by reference to Exhibit T-1.6 filed with Form T-1 Statement, Registration No. 33-33031.

         T-1.7 - A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         T-1.8 - Not applicable.

         T-1.9 - Not applicable.

NOTE

As of October 27, 2000, the Trustee had 20,000 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation.

The responses to Items 2, 5, 6, 7, 8, 9, 10, 11 and 14 set forth the information requested as though U.S. Trust Company, National Association and U.S. Trust Corporation were the "trustee."

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                               -----------------

Pursuant to the requirements of the Trust Indenture of Act of 1939, the trustee, U.S. Trust Company, National Association, a corporation organized and existing under the laws of the State of California, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 27th day of October 2000.

                          U.S. TRUST COMPANY, NATIONAL ASSOCIATION
                          Trustee

                          By: /s/ PRISCILLA DEDORO
                             -------------------------------------
                                  Priscilla Dedoro
                                  Authorized Signatory


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                                                                   EXHIBIT T-1.7



U.S. TRUST COMPANY, N.A.                  Call Date:  06/30/00   ST-BK:   06-0784     FFIEC  033
515 SOUTH FLOWER STREET, SUITE 2700       Vendor ID:         D   Cert #:  33332       Page RC-1
LOS ANGELES, CA  90071                    Transit #:  12204024
                                                                                      --------------
                                                                                            9
                                                                                      --------------

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CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET


                                                                                                                       C300
                                                                                                Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------



ASSETS

 1.     Cash and balances due from depository institutions (from Schedule RC-A)                        RCON
                                                                                                       ----
        a.  Noninterest-bearing balances and currency and coin                     ______   _______    0081        19,697  1.a
        (1)_________________

        b.  Interest bearing balances                                              ______   _______    0071           175  1.b
        (2)___________________________________________

 2.     Securities:


        a.  Held-to-maturity securities (from Schedule RC-B, column A)__________   ______   _______    1754             0  2.a
        b.  Available-for-sale securities (from Schedule RC-B, column  D)_______   ______   _______    1773       165,062  2.b
 3.     Federal funds sold and securities purchased under agreements to            ______   _______    1350        86,900  3.
        resell_______

 4.     Loans and lease financing receivables:                                     RCON
                                                                                   -----
        a.  Loans and leases, net of unearned income (from Schedule                 2122    124,954                        4.a
            RC-C)___________
        b.  LESS:  Allowance for loan and lease                                     3123      1,092                        4.b
            losses______________________________
        c.  LESS:  Allocated transfer risk                                          3128          0                        4.c
            reserve___________________________________
        d.  Loans and leases, net of unearned income, allowance, and reserve                           RCON
             (item 4.a minus 4.b and 4.c)____________________________________      ______   _______    2125       123,832  4.d

 5.     Trading assets__________________________________________________________   ______   _______    3545             0  5.
 6.     Premises and fixed assets (including capitalized leases)________________   ______   _______    2145        10,416  6.
 7.     Other real estate owned (from Schedule RC-M)_____________________________  ______   _______    2150             0  7.
 8.     Investments in unconsolidated subsidiaries and associated companies
        (from Schedule RC-M)____________________________________________________   ______   _______    2130             0  8.
 9.     Customers' liability to this bank on acceptances outstanding____________   ______   _______    2155             0  9.
10.     Intangible assets (from Schedule RC-M)___________________________________  ______   _______    2143        49,336  10.
11.     Other assets (from Schedule RC-F)_______________________________________   ______   _______    2160        18,888  11.
12.     Total assets (sum of items 1 through 11)________________________________   ______   _______    2170       474,306  12.


-------------
(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.



U.S. TRUST COMPANY, N.A.                  Call Date:  06/30/00   ST-BK:   06-0784     FFIEC  033
515 SOUTH FLOWER STREET, SUITE 2700       Vendor ID:         D   Cert #:  33332       Page RC-2
LOS ANGELES, CA  90071                    Transit #:  12204024
                                                                                      --------------
                                                                                            10
                                                                                      --------------


SCHEDULE RC - CONTINUED



                                                                                                Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------


LIABILITIES
13.     Deposits:

        a.  In domestic offices (sum of totals of                                                      RCON
             columns A and C from Schedule RC-E)_______________________________                        2200       396,811  13.a

                                                                                    RCON
                                                                                    ----
             (1)  Noninterest-bearing  (1)_____________________________________     6631     58,301                        13.a.1
             (2)  Interest-bearing ____________________________________________     6636    338,510
        b.    In foreign offices, Edge and Agreement subsidiaries, and IBFs
             (1)  Noninterest-bearing__________________________________________

              (2) Interest-bearing______________________________________________
14.     Federal funds purchased(2)  and securities sold under agreements to                            RCON
        repurchase:                                                                                    2800             0  14
15.     a.  Demand notes issued to the U.S. Treasury____________________________   ______   _______    2840             0  15.a
        b.  Trading liabilities_________________________________________           ______   _______    3548             0  15.b

16.     Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
        A.  WITH A REMAINING MATURITY OF ONE YEAR OR LESS______________________    ______   _______    2332             0  16.a
        B.  WITH A REMAINING MATURITY OF MORE THAN ONE YEAR THROUGH THREE
        YEARS____________________                                                  ______   _______    A547             0  16.b
        C.  WITH A REMAINING MATURITY OF MORE THAN THREE YEARS________________     ______   _______    A548             0  16.c
17.     Not applicable
18.     Bank's liability on acceptances executed and outstanding________________   ______   _______    2920             0  18.
19.     Subordinated notes and debentures_______________________________________   ______   _______    3200             0  19.
20.     Other liabilities (from Schedule RC-G)__________________________________   ______   _______    2930         5,062  20.
21.     Total liabilities (sum of items 13 through 20)__________________________   ______   _______    2948       401,873  21.
22.     Not applicable

EQUITY CAPITAL
23.     Perpetual preferred stock and related surplus_________________________     ______   ______     3838       5,000  23.
24.     Common stock__________________________________________________________     ______   ______     3230       2,010  24.
25.     Surplus (exclude all surplus related to preferred stock)______________     ______   ______     3839      38,962  25.
26.     a.  Undivided profits and capital reserves____________________________     ______   ______     3632      27,828  26.a
        b.  Net unrealized holding gains (losses) on available-for-sale
            securities________________________________________________________     ______   ______     8434     (1,367)  26.b
27.     Cumulative foreign currency translation
        adjustments_______________________
28.     a.  Total equity capital (sum of items 23 through 27)___________________   ______   ______     3210      72,433  28.
29.     Total liabilities and equity capital (sum of items 21 and 28)_________     ______   ______     3300     474,306  29.

MEMORANDUM
   TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
 1.  Indicate in the box at the right the number of the statement below that
     best describes the most comprehensive level of auditing work performed                            RCON
     for the bank by independent external auditors as of any date during 1997_________________________ 6724      N/A     M.1



  1 = Independent audit of the bank conducted in accordance                4 = Directors' examination of the bank performed by other
      with generally accepted auditing standards by certified                  external auditors (may be required by state
      public accounting firm which submits a report on the bank                chartering authority)
  2 = Independent audit of the bank's parent holding company               5 = Review of the bank's financial statements by external
      conducted in accordance with generally accepted auditing                 auditors
      standards by a certified public accounting firm which                6 = Compilation of the bank's financial statements by
      submits a report on the consolidated holding company (but                external auditors
      not on the bank separately)                                          7 = Other audit procedures (excluding tax preparation
  3 = Directors' examination of the bank conducted in accordance               work)
      with generally accepted auditing standards by a certified            8 = No external audit work
      public accounting firm (may be required by state chartering authority)


---------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited life preferred stock and related surplus.